UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

NORTHSTAR HEALTHCARE INCOME, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply): ☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

To the Stockholders of NorthStar Healthcare Income, Inc.:
It is our pleasure to invite you to the 2023 annual meeting of stockholders of NorthStar Healthcare Income, Inc., a Maryland corporation. The annual meeting will be held as a virtual only meeting on June 20, 2023, beginning at 10:00 a.m., Eastern time, at www.cesonlineservices.com/nhhs23_vm. Stockholders who wish to participate in the virtual annual meeting must register in advance by visiting the online meeting website located at www.cesonlineservices.com/nhhs23_vm prior to 10:00 a.m., Eastern Time, on Monday, June 19, 2023.

The enclosed materials include a notice of meeting, a proxy statement, proxy card, self-addressed envelope and our Annual Report to Stockholders for the fiscal year ended December 31, 2022.
It is important that your shares be represented at the annual meeting regardless of the size of your securities holdings. Whether or not you plan to attend the annual meeting in person, please authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares by mail, telephone or Internet. The proxy card materials provide you with details on how to authorize a proxy to vote by these three methods. If you determine to mail us your proxy, please complete, date and sign the proxy card and return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose.
We look forward to receiving your proxy and seeing you at the meeting.

Sincerely,
/s/ T. Andrew Smith
T. Andrew Smith
Non-Executive Chairman

April 21, 2023
New York, New York

____________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 20, 2023
____________________________
To the Stockholders of NorthStar Healthcare Income, Inc.:
The 2023 annual meeting of stockholders, or the annual meeting, of NorthStar Healthcare Income, Inc., a Maryland corporation, or the Company, will be held as a virtual only meeting on June 20, 2023, beginning at 10:00 a.m., Eastern Time, at www.cesonlineservices.com/nhhs23_vm. Stockholders who wish to participate in the virtual annual meeting must register in advance by visiting the online meeting website located at www.cesonlineservices.com/nhhs23_vm prior to 10:00 a.m., Eastern Time, on Monday, June 19, 2023. The matters to be considered and voted upon by stockholders at the annual meeting, which are described in detail in the accompanying proxy statement, are:

1)    a proposal to elect as directors the four individuals nominated by our Board of Directors as set forth in the accompanying proxy statement, each to serve until the 2024 annual meeting of stockholders and until his successor is duly elected and qualified;
2)    a proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers as described in the accompanying proxy statement;
3)    a proposal to approve, on a non-binding, advisory basis, the frequency of future advisory votes on the compensation of our named executive officers;
4)    a proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
5)    any other business that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.
This notice is accompanied by the Company’s proxy statement, proxy card, self-addressed envelope and our Annual Report to Stockholders for the fiscal year ended December 31, 2022. This notice is being mailed to you on or about April 21, 2023.
Stockholders of record at the close of business on April 12, 2023 will be entitled to notice of and to vote at the annual meeting and any postponement or adjournment thereof. Whether or not you plan to attend the annual meeting in person, please authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares by mail, telephone or Internet. The proxy card materials provide you with details on how to authorize a proxy to vote by these methods. If you determine to mail us your proxy, please complete, date and sign the proxy card as soon as possible and return it promptly in the envelope provided, which requires no postage if mailed in the United States. Your vote is very important. Your immediate response will help avoid potential delays and may save us significant expenses associated with soliciting stockholder votes. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors,
/s/ Nicholas R. Balzo Nicholas R. Balzo Secretary
April 21, 2023
New York, New York

NorthStar Healthcare Income, Inc.
16 East 34th Street, 18th Floor
New York, New York 10016
(929) 777-3135
____________________________
PROXY STATEMENT
____________________________
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 20, 2023

i

GENERAL INFORMATION ABOUT THE MEETING
This proxy statement and the accompanying proxy card and Notice of Annual Meeting of Stockholders are provided in connection with the solicitation of proxies by and on behalf of the board of directors, or our Board, of NorthStar Healthcare Income, Inc., a Maryland corporation, for use at the 2023 annual meeting of stockholders to be held virtually on June 20, 2023, beginning at 10:00 a.m., Eastern Time, at www.cesonlineservices.com/nhhs23_vm, and any postponements or adjournments thereof. Stockholders who wish to participate in the virtual annual meeting must register in advance by visiting the online meeting website located at www.cesonlineservices.com/nhhs23_vm prior to 10:00 a.m., Eastern Time, on Monday, June 19, 2023. “We,” “our,” “us” and “the Company” each refers to NorthStar Healthcare Income, Inc. We conduct substantially all of our operations and make our investments through our operating partnership, of which we are the sole general partner. References to our operating partnership refer to NorthStar Healthcare Income Operating Partnership, LP.
We own a diversified portfolio of seniors housing properties, including independent living, assisted living and memory care facilities, located throughout the United States. In addition, we have made investments through non-controlling interests in joint ventures in a broader spectrum of healthcare real estate, including seniors housing properties, as well as continuing care retirement communities, skilled nursing facilities, medical office buildings, specialty hospitals and ancillary services businesses, across the United States and United Kingdom.
From inception through October 21, 2022, we were externally managed by CNI NSHC Advisors, LLC or its predecessor, or the Former Advisor, an affiliate of NRF Holdco, LLC, or the Former Sponsor. The Former Advisor was responsible for managing our operations, subject to the supervision of our Board, pursuant to an advisory agreement. On October 21, 2022, we completed the internalization of our management function, or the Internalization. In connection with the Internalization, we agreed with the Former Advisor to terminate the advisory agreement and arranged for the Former Advisor to continue to provide certain services for a transition period. Going forward, we will be self-managed under the leadership of Kendall Young, who was appointed by the Board as Chief Executive Officer and President concurrent with the Internalization.
The mailing address of our executive office is 16 East 34th Street, 18th Floor, New York, New York 10016. This proxy statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders are first being mailed to holders of our common stock on or about April 21, 2023. Stockholders of record at the close of business on April 12, 2023 are entitled to notice of and to vote at the annual meeting. Our common stock is the only security entitled to vote at the annual meeting. In this proxy statement, we refer to the shares of our common stock entitled to vote at the annual meeting as our voting securities. Along with this proxy statement, we are also sending our Annual Report to Stockholders for the fiscal year ended December 31, 2022.
When you submit your proxy, you are authorizing a proxy to vote your shares of common stock at the annual meeting as you instruct, unless you return the proxy with no instruction. In this case, the individuals designated as proxies to vote your shares of common stock at the annual meeting, Kendall K. Young and Nicholas R. Balzo, or any of them, will vote FOR the election of each of the four director nominees, FOR the approval of the compensation of our named executive officers, for ONE YEAR for the frequency of future advisory votes on the compensation of our named executive officers and FOR ratification of Grant Thornton LLP, or Grant Thornton, as our independent registered public accounting firm for the fiscal year ending December 31, 2023. As of the date of this proxy statement, management has no knowledge of any business that will be presented for consideration at the annual meeting and that would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the annual meeting for consideration, the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their discretion on any such matter.
Grant Thornton, an independent registered public accounting firm, has provided services to us during the past fiscal year, which included the examination of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, review of our quarterly reports and review of registration statements and filings with the Securities and Exchange Commission, or SEC. A representative of Grant Thornton is expected to be present at the annual meeting, will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.
Matters to be Considered and Voted Upon at the Annual Meeting
At the annual meeting, our stockholders will consider and vote upon:
1)    a proposal to elect as directors the four individuals nominated by our Board as set forth in this proxy statement, each to serve until the 2024 annual meeting of stockholders and until his successor is duly elected and qualified;

2)    a proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers as described in this proxy statement;
3)    a proposal to approve, on a non-binding, advisory basis, the frequency of future advisory votes on the compensation of our named executive officers;
4) a proposal to ratify the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
5)    any other business that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.
Solicitation of Proxies
The enclosed proxy is solicited by and on behalf of our Board. The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. In addition to the solicitation of proxies by mail, proxies may be solicited by directors and officers, without additional remuneration, by personal interview, telephone, electronic communications or otherwise. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock held of record as of the close of business on April 12, 2023 and will reimburse them for their reasonable out-of-pocket expenses for forwarding the materials.
We have retained D.F. King & Co., Inc., or D.F. King, to assist us in the distribution of proxy materials and the solicitation of proxies. We estimate that we will pay D.F. King a fee of approximately $10,000 for proxy solicitation services provided for us, plus reasonable out-of-pocket expenses incurred in connection with their services.
Stockholders Entitled To Vote
As of the close of business on April 12, 2023, there were 195,421,808 shares of our common stock outstanding and entitled to vote. Each share of our common stock entitles the holder to one vote. Stockholders of record at the close of business on April 12, 2023 are entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof.
Attendance at the Annual Meeting
Attendance at the annual meeting or any postponement or adjournment thereof will be limited to stockholders of the Company as of the close of business on the record date and guests of the Company. You will not be able to attend the annual meeting in person at a physical location. In order to attend the virtual meeting, you will need to pre-register by 10:00 a.m., Eastern Time, on June 19, 2023. To pre-register for the meeting, please follow these instructions:
•Registered Stockholders: Stockholders of record as of the record date may register to participate in the annual meeting remotely by visiting the website www.cesonlineservices.com/nhhs23_vm. Please have your proxy card containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the virtual annual meeting. Requests to register to participate in the annual meeting remotely must be received no later than 10:00 a.m., Eastern Time, on June 19, 2023.

•Beneficial Stockholders: Stockholders whose shares are held through a broker, bank or other nominee as of the record date may register to participate in the annual meeting remotely by visiting the website www.cesonlineservices.com/nhhs23_vm. Please have your voting instruction form, or other communication containing your control number, available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the virtual annual meeting. Requests to register to participate in the annual meeting remotely must be received no later than 10:00 a.m., Eastern Time, on June 19, 2023.

If you have any questions or require any assistance with pre-registering, please contact the Company’s proxy solicitor, D.F. King, at 1-800-791-3319.

Abstentions and Broker Non-Votes
If you hold your shares in street name and do not provide voting instructions to your bank, broker or other nominee, proxies submitted by a broker for your shares will be considered to be “broker non-votes” with respect to any proposal on which your bank, broker or other nominee does not have discretionary authority to vote. Your bank, broker or other nominee does not have discretionary authority to vote your shares for Proposal No. 1, the election of directors, Proposal No. 2, the advisory, non-binding vote on named executive officer compensation, and Proposal No. 3, the advisory, non-binding vote on the frequency of future votes on named executive officer compensation. Your bank, broker or other nominee does have discretionary authority to vote your shares for Proposal No. 4, the ratification of the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Abstentions and broker non-votes, if any, will be counted as present at the annual meeting for the purpose of determining a quorum.
Required Quorum/Vote
A quorum will be present if stockholders entitled to cast at least 50% of all the votes entitled to be cast at the annual meeting on any matter are present, in person or by proxy. If you hold your shares in your own name as holder of record and authorize your proxy by mail, telephone or Internet or attend the annual meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting may be adjourned by the chairman of the annual meeting to a date not more than 120 days after the original record date without notice other than announcement at the annual meeting.
Election of the director nominees named in Proposal No. 1 requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the annual meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, FOR the election of each of the director nominees named in Proposal No. 1. Votes may be cast in favor of, or withheld with respect to, all of the director nominees, or any one or more of them. A vote “withheld” or a broker non-vote, if any, will have the same effect as a vote against that nominee.
Approval of the advisory, non-binding proposal to approve the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast at the annual meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, FOR the approval of the compensation of our named executive officers in Proposal No. 2. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no impact on the outcome of this proposal. Proposal No. 2 is advisory and not binding on the Company.
For the the advisory, non-binding proposal on the frequency of future advisory votes on executive compensation, stockholders may vote to recommend to our Board that future advisory votes on executive compensation be conducted every one, two or three years. Whichever of those alternatives receives a majority of the votes cast will be considered the alternative recommended by stockholders. Abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect on the outcome of this proposal. With respect to this proposal, if none of the three alternatives receives a majority vote, we will consider the alternative that receives the highest number of votes by stockholders to be the alternative that is recommended by our stockholders. Proposal No. 3 is advisory and not binding on the Company.
Ratification of the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2023, as specified in Proposal No. 4, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. If this selection is not ratified by holders of our voting securities, our Board’s Audit Committee, or our Audit Committee, may, but need not, reconsider its appointment and endorsement. Abstentions, if any, will not be counted as having been cast and will have no effect on the outcome of the vote for this proposal. Broker non-votes will not arise in connection with, and will have no effect on the outcome of, Proposal No. 4 because brokers may vote in their discretion on behalf of clients who have not furnished voting instructions. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company.
If the enclosed proxy is properly executed and returned to us in time to be voted at the annual meeting, it will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of our voting securities represented by the proxy will be voted as follows:
1)    FOR the election of the four individuals nominated by our Board as set forth in this proxy statement, each to serve until the 2024 annual meeting of stockholders and until his successor is duly elected and qualified;
2)    FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in this proxy statement;

3)    For the approval, on a non-binding, advisory basis, of ONE YEAR for the frequency of future advisory votes on the compensation of our named executive officers;
4)    FOR the ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
5)    in the discretion of the proxy holder, on any other business that properly comes before the annual meeting or any postponement or adjournment thereof.
As of the date of this proxy statement, we are not aware of any other matter to be raised at the annual meeting.
Voting
If you hold your shares of our voting securities in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may authorize a proxy to vote your shares of our voting securities by either visiting the electronic voting site set forth on the proxy card or voting instruction form sent to you, by calling the toll free number set forth on the proxy card or voting instruction form sent to you or you may vote your shares in person at the annual meeting. Your immediate response will help avoid potential delays and may save us significant expenses associated with soliciting stockholder votes.
If your shares of our voting securities are held on your behalf by a broker, bank or other nominee, you will receive instructions from such individual or entity that you must follow in order to have your shares voted at the annual meeting. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker, bank or other nominee to obtain a legal proxy card and present it with your online ballot during the annual meeting.
If you have questions about the proposals or would like additional copies of the proxy statement, please contact our proxy solicitor, D.F. King, at 1-800-791-3319.
Right to Revoke Proxy
If you hold shares of our voting securities in your own name as a holder of record, you may revoke your proxy through any of the following methods:
•send written notice of revocation that is received prior to the date of the annual meeting to our Secretary, at NorthStar Healthcare Income, Inc., 16 East 34th Street, 18th Floor, New York, New York 10016;
•sign and mail a new, later-dated proxy card to our Secretary at the address specified above that is received prior to the date of the annual meeting;
•visit our electronic voting site set forth on the proxy card or voting instruction form sent to you and follow the online instructions;
•call the toll free number set forth on the proxy card or voting instruction form sent to you and follow the instructions provided; or
•attend the annual meeting and vote your shares in person, although attendance at the annual meeting will not by itself constitute revocation of a proxy.
Only the most recent proxy vote will be counted and all others will be disregarded notwithstanding the method by which the proxy was authorized. If shares of our voting securities are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy.
Copies of Annual Report to Stockholders
A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2022 is being mailed to stockholders entitled to vote at the annual meeting with these proxy materials and is also available without charge to stockholders upon written request to: NorthStar Healthcare Income, Inc., 16 East 34th Street, 18th Floor, New York, New York 10016, Attn: Secretary.

Annual Report and Quarterly Reports
We make available free of charge through our website at www.NorthStarHealthcareReit.com under the heading “Investor Relations—SEC Filings” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such materials are electronically filed with or furnished to the SEC. Further, we will provide, without charge to each stockholder upon written request, a copy of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports. Requests for copies should be addressed to: NorthStar Healthcare Income, Inc., 16 East 34th Street, 18th Floor, New York, New York 10016, Attn: Secretary. Copies may also be accessed electronically by means of the SEC’s home page, at www.sec.gov.
Householding Information
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we deliver only one copy of our proxy materials and our Annual Report to Stockholders for the fiscal year ended December 31, 2022 to multiple stockholders with the same last name and address, or if we reasonably believe they are members of the same family residing at the same address, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Each stockholder will continue to receive a separate proxy card or voting instruction card.
If you participate in householding and wish to receive a separate copy of our proxy materials and our Annual Report to Stockholders for the fiscal year ended December 31, 2022, please request a copy in writing from NorthStar Healthcare Income, Inc., 16 East 34th Street, 18th Floor, New York, New York 10016, Attn: Secretary or by phone by calling (929) 777-3135 and a copy will be provided to you promptly.
If you do not wish to continue participating in householding and prefer to receive separate copies of future annual reports to stockholders and other stockholder communications, notify our Secretary in writing at the following address: NorthStar Healthcare Income, Inc., 16 East 34th Street, 18th Floor, New York, New York 10016, or by phone by calling (929) 777-3135.
If you are a stockholder who received multiple copies of our proxy materials or our Annual Report to Stockholders for the fiscal year ended December 31, 2021, you may request householding by contacting us in the same manner as above.
Voting Results
First Coast Results, Inc. will have a representative present at the annual meeting to count the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K, which we plan to file with the SEC within four business days of the annual meeting.
Confidentiality of Voting
We will keep all proxies, ballots and voting tabulations confidential. We will permit only our Inspector of Election to examine these documents, except as necessary to meet applicable legal requirements.
Recommendations of our Board
Our Board recommends a vote:
1)    FOR the election of the four individuals nominated by our Board as set forth in this proxy statement, each to serve until the 2024 annual meeting of stockholders and until his successor is duly elected and qualified;
2)    FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in this proxy statement;
3)    For the approval, on a non-binding, advisory basis, of ONE YEAR for the frequency of future advisory votes on the compensation of our named executive officers; and
4)    FOR the ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board presently consists of four members. The Board has recommended that each of Messrs. Kendall K. Young, Jonathan A. Carnella, Gregory A. Samay and T. Andrew Smith be elected to serve on our Board, each until the annual meeting of stockholders for 2024 and until his successor is duly elected and qualified.
Each of our director nominees currently serves on our Board and was elected as a director by the stockholders at the 2022 annual meeting of stockholders, except for Mr. Young who was appointed to fill a vacancy in connection with the Internalization.
The director nominees, each described in “Board of Directors” below, are leaders in business, real estate and financial communities because of their intellectual acumen and analytic skills, strategic vision and their records of outstanding accomplishments over a period of decades. Each has been chosen to stand for re-election in part because of his ability and willingness to understand our unique challenges, and evaluate and implement our strategies.
Each nominee has consented to being named in this proxy statement and to serve if elected. If, prior to the annual meeting, a nominee should become unavailable to serve, the shares of our voting securities represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by our Board, unless our Board determines to reduce the number of directors in accordance with our charter and bylaws, as then in effect.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IDENTIFIED ABOVE.

BOARD OF DIRECTORS
Set forth below is each director nominee’s name and age as of the date of this proxy statement and biographical information.

Name	Age
Kendall K. Young	62
Jonathan A. Carnella	59
Gregory A. Samay	64
T. Andrew Smith	63
Kendall K. Young. Kendall K. Young has been our Chief Executive Officer and President and one of our directors since October 2022. Mr. Young previously served as Executive Vice President and Head of Senior Housing for Healthpeak Properties (NYSE: PEAK) from 2010 through 2019, where he was responsible for the senior housing platform. Prior to that role, Mr. Young was the Global Head of Asset Management for real estate at Strategic Value Partners from 2007 to 2010, a Managing Director and Global Head of Asset Management in Merrill Lynch’s Global Principal Investing business from 2005 to 2007 and a Managing Director with GE Capital Real Estate from 1992 to 2005. Mr. Young holds a Bachelor of Arts degree in Business Administration from the University of Southern California and a Masters of Business Administration from the University of California Irvine.
Consideration for Recommendation: Our Board believes that Mr. Young’s extensive experience in the seniors housing industry, combined with his role of advancing the strategic direction of the Company as its Chief Executive Officer, support his nomination to our Board.
Jonathan A. Carnella. Jonathan A. Carnella has been one of our independent directors and a member of our Audit Committee since April 2021, and its Chairman since June 2021. Mr. Carnella has been a member of our Compensation Committee since its formation in January 2023. Mr. Carnella serves as a member of the board of directors of DCMS Holdings Inc. and Verve Equity Corporation, Canadian companies that comprise the business of Diversicare Canada, a group of privately-held entities that own and operate approximately 35 seniors housing residences in Canada under the Verve Senior Living brand. From May 2013 through December 2020, Mr. Carnella served as President and Chief Executive Officer of Diversicare Canada. From 2011 to 2013, Mr. Carnella served as President, Chief Executive Officer and a Director of Royal Host Inc., a Toronto Stock Exchange listed hotel owning company. Prior to joining Royal Host, Mr. Carnella served as Executive Vice President and Chief Financial Officer of Fairmont Raffles Hotels International and prior to that he served as Senior Vice President and Treasurer of Host Hotels and Resorts. Mr. Carnella began his career as an investment banker with Lazard and later worked for NatWest Markets, the investment banking division of National Westminster Bank. Mr. Carnella holds an undergraduate degree from Cornell University and a Masters in Business Administration from The Wharton School, University of Pennsylvania.
Consideration for Recommendation: Our Board believes that Mr. Carnella’s experience in the seniors housing industry and serving in various capacities for public and private companies support his nomination to our Board.
Gregory A. Samay.  Gregory A. Samay has been one of our independent directors and a member of our Audit Committee since June 2011, as well as a member of our Compensation Committee since its formation in January 2023 until April 10, 2023. He was also an independent trustee and member of the audit committee of NorthStar Real Estate Capital Income Master Fund and its feeder funds from March 2016 to October 2020. Mr. Samay served as Chief Investment Officer for the Fairfax County Retirement Systems consisting of three public pension systems with a combined $6 billion of assets from July 2013 (having previously served as an Investment Officer since July 2011) to July 2016. Mr. Samay served as Executive Director and Chief Investment Officer for Arlington County Employees’ Retirement System, a $1.3 billion public pension plan, from August 2005 to September 2010. Mr. Samay served as Assistant Treasurer for YUM! Brands, Inc. (NYSE: YUM), a quick service restaurant company, from 2003 to 2005. From 1998 to 2002, he served as Vice President and Treasurer of Charles E. Smith Residential Realty, Inc., a publicly-traded REIT that merged with Archstone Communities of Denver in 2001 to form Archstone-Smith Trust, a publicly-traded REIT until acquired by Tishman Speyer and Lehman Brothers Holdings Inc. in October 2007. Mr. Samay served as Senior Manager, Capital Markets and Investments, for MCI Corporation from 1996 to 1998. From 1987 to 1996, he held various positions, progressing from Senior Financial Advisor-Corporate Treasury to Assistant Treasurer-Corporate Treasury, for COMSAT Corporation, a global telecommunications company. Mr. Samay holds a Bachelor of Science in Engineering from Pennsylvania State University and a Master of Business Administration from the Darden School of Business, University of Virginia.
Consideration for Recommendation: Our Board believes that Mr. Samay’s experience directing investments for a large pension fund and serving in various capacities for public REITs supports his nomination to our Board.
T. Andrew Smith.  T. Andrew Smith has been our Non-Executive Chairman since February 2022, and has been one of our independent directors and a member of our Audit Committee since December 2019. Mr. Smith has also served as the Chairman of our Compensation Committee since its formation in January 2023. Mr. Smith also serves as the Chief Executive Officer and a member of the board of directors of Vigilant Health Networks, Inc., an advanced primary care, population health management company, since July 2021. Mr. Smith served as the Chief Executive Officer of Brookdale Senior Living, Inc. (NYSE: BKD) from February 2013 until February 2018, as President from March 2016 until February 2018, and as a member of the Board of Directors from June 2014 until February 2018. From October 2006 to February 2013, Mr. Smith served as Brookdale’s Executive Vice President, General Counsel and Secretary. In addition to his role in managing the company’s legal affairs, Mr. Smith was responsible for the management and oversight of the company’s corporate development functions (including mergers and acquisitions, and expansion and development activity); corporate finance (including capital structure, debt and lease transactions and lender/lessor relations); strategic planning; and risk management. Prior to joining Brookdale, Mr. Smith served as a member of Bass, Berry & Sims PLC’s corporate and securities group and as chair of the firm's healthcare group. Mr. Smith previously served as a member of the board of directors of the Nashville Health Care Council, Argentum and the National Investment Center for the Seniors Housing & Care Industry (NIC), and as a member of the executive board of the American Seniors Housing Association (ASHA). Mr. Smith received his Bachelor of Arts from Vanderbilt University and his Juris Doctor from Southern Methodist University School of Law.
Consideration for Recommendation: Our Board believes that Mr. Smith’s over 30 years of experience in senior housing, mergers and acquisitions, real estate, capital markets transactions, corporate finance and healthcare support his nomination to our Board.

CORPORATE GOVERNANCE
We are committed to good corporate governance practices and, as such, we have adopted a code of ethics and corporate governance guidelines discussed below.
Code of Ethics
We have adopted a code of ethics for the purpose of promoting honest and ethical conduct of our business, full disclosure in our filings with the SEC, compliance with applicable laws, governmental rules and regulations, prompt internal reporting of violations of, and accountability for adherence to, our code of ethics. Our code of ethics applies to our Chief Executive Officer, Chief Financial Officer, Treasurer and other senior financial officers performing similar functions and our Board, collectively referred to as our covered persons. We intend to maintain high standards of honest and ethical business practices and compliance with all laws and regulations applicable to our business. Among the areas addressed by our code of ethics are conflicts of interest, including improper benefits, outside financial interests, business arrangements with us, outside employment or activities with competitors, charitable, government and other outside business activities, family members working in the industry, corporate opportunities, offering and receiving entertainment, gifts and gratuities, protection and proper use of our assets, maintaining our books and records, internal accounting controls, improper influence on audits, record retention, the protection of our confidential information, trademarks, copyrights and other intellectual property, insider trading, fair dealing and interacting with the government. Our code of ethics is available on our website at www.NorthStarHealthcareReit.com under the heading “Investor Relations—Corporate Governance” and is also available without charge to stockholders upon written request to: NorthStar Healthcare Income, Inc., 16 East 34th Street, 18th Floor, New York, New York 10016, Attn: Secretary. Within the time period required by the rules of the SEC, we will post on our website any amendment to, or waiver from, our code of ethics.
Corporate Governance Guidelines
We have adopted corporate governance guidelines to assist our Board in the exercise of its responsibilities. The corporate governance guidelines govern, among other things, Board composition, Board member qualifications, responsibilities and education, management succession and self-evaluation. A copy of our corporate governance guidelines may be found on our website at www.NorthStarHealthcareReit.com under the heading “Investor Relations—Corporate Governance” and is also available without charge to stockholders upon written request to: NorthStar Healthcare Income, Inc., 16 East 34th Street, 18th Floor, New York, New York 10016, Attn: Secretary.
Our Audit Committee
Our Board has a separately designated standing Audit Committee and its primary function is to engage our independent registered public accounting firm and to assist our Board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process.
Our Audit Committee acts under a written charter adopted by our Board that sets forth the committee’s responsibilities and duties, as well as requirements for the committee’s composition and meetings. Under the Audit Committee charter, our Audit Committee will always be comprised solely of independent directors. A copy of the Audit Committee charter is available on our website at www.NorthStarHealthcareReit.com under the heading “Investor Relations—Corporate Governance” and is also available without charge to stockholders upon written request to: NorthStar Healthcare Income, Inc., 16 East 34th Street, 18th Floor, New York, New York 10016, Attn: Secretary.
Our Audit Committee held six meetings in 2022. Each director then serving as a member of our Audit Committee attended at least 75% of the aggregate number of meetings of our Audit Committee. Our Board has determined that each member of our Audit Committee is independent within the meaning of the applicable SEC rules. Even though our shares are not listed on the NYSE, our Board has also determined that each independent member of our Board is independent under the NYSE rules. The members of our Audit Committee are Messrs. Carnella, Samay and Smith. Our Board has determined that Mr. Carnella, who chairs our Audit Committee, is an “audit committee financial expert,” as that term is defined by the SEC.
The Audit Committee’s report on our financial statements for the fiscal year ended December 31, 2022 is presented below under the heading “Audit Committee Report.”

Our Compensation Committee
Our Board established a compensation committee, or the Compensation Committee, in January 2023 following the Internalization to oversee, among other things, the review and approval on an annual basis of corporate goals and objectives relevant to our Chief Executive Officer’s compensation and the evaluation of our Chief Executive Officer’s performance in light of such goals and objectives, the determination of compensation for our executive officers and directors, the implementation and administration of our equity compensation plans and preparation and submission of a report on executive compensation for inclusion in our proxy statement and/or annual report.
Our Compensation Committee acts under a written charter adopted by our Board that sets forth the committee’s responsibilities and duties, as well as requirements for the committee’s composition and meetings. Under the Compensation Committee charter, our Compensation Committee will always be comprised solely of independent directors. A copy of the Compensation Committee charter is available on our website at www.NorthStarHealthcareReit.com under the heading “Investor Relations—Corporate Governance” and is also available without charge to stockholders upon written request to: NorthStar Healthcare Income, Inc., 16 East 34th Street, 18th Floor, New York, New York 10016, Attn: Secretary.
Our Compensation Committee did not exist in 2022 and therefore held no meetings during 2022. Our Board has determined that each member of our Compensation Committee is independent and qualifies as a “non-employee” director within the meaning of the applicable SEC rules. Even though our shares are not listed on the NYSE, our Board has also determined that each independent member of our Compensation Committee is independent under the NYSE rules. The members of our Compensation Committee are currently Messrs. Carnella and Smith, with Mr. Smith acting as chairperson. Mr. Samay was a member of our Compensation Committee from January 2023 through April 10, 2023.
Compensation Committee Interlocks and Insider Participation
There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.
Director Independence
The NYSE standards provide that to qualify as an independent director, in addition to satisfying certain specified criteria, our Board must conclude that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Although our shares are not listed on the NYSE or any other national securities exchange, our Board has affirmatively determined that all of the members of our Board, except Mr. Young, are independent under the NYSE rules.
In addition, we have determined that all of the members of our Board, except Mr. Young, are independent pursuant to the definition of independence in our charter, which is based on the definition included in the North American Securities Administrators Association, Inc.’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007. Our charter is available on our website at www.NorthStarHealthcareReit.com under the heading “Investor Relations—Corporate Governance” and is also available without charge to stockholders upon written request to: NorthStar Healthcare Income, Inc.,16 East 34th Street, 18th Floor, New York, New York 10016, Attn: Secretary.
Board Leadership Structure; Meetings of Independent Directors
Our Board believes it is important to select our Chairman and our Chief Executive Officer in the manner it considers to be in our best interests and in the best interests of our stockholders at any given point in time. The members of our Board possess considerable business experience and in-depth knowledge of the issues we face, and are therefore in the best position to evaluate our needs and how best to organize our leadership structure to meet those needs. The Chairman and the Chief Executive Officer positions may be filled by one individual or by two different individuals. Our Board currently operates under a leadership structure with separate roles for our Chairman of the Board and our Chief Executive Officer. Our Company’s day-to-day operations are conducted by its officers under the direction of Mr. Young, our Chief Executive Officer and President. Our Board has selected Mr. Smith to serve as our Non-Executive Chairman of the Board based on his service with and knowledge of our Company and his significant leadership and real estate experience. Mr. Young and Mr. Smith work together to provide consistent communication and coordination for the Company, which our Board believes will result in effective and efficient implementation of our corporate strategy.
Our Board has determined that it is not necessary to appoint a lead independent director as our Non-Executive Chairman is an independent director. In addition, to promote the independence of our Board and appropriate oversight of management, our independent directors meet in executive sessions at which only non-management directors are present. These meetings are held in conjunction with the regularly scheduled quarterly meetings of our Board, but may be called at any time by our independent directors. In 2022, our independent directors met five times in executive session without management present following Board meetings.
During the year ended December 31, 2022, our Board met on eleven occasions. Each director then serving attended at least 75% of the aggregate number of meetings of our Board.
In addition, a special committee of our Board, or the Special Committee, consisting solely of independent directors, which was formed to evaluate strategic alternatives available to the Company, met multiple times each month during 2022, until the Special Committee was dissolved in October 2022 following the Internalization.
Stockholder Communications with our Board
Our Board has established the following means for stockholders to communicate concerns to our Board. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the chairman of our Audit Committee at NorthStar Healthcare Income, Inc., 16 East 34th Street, 18th Floor, New York, New York 10016, Attn: Secretary. If the concern relates to our governance practices, business ethics or corporate conduct, the concern may be submitted in writing to our Secretary at the above address. If uncertain as to which category a concern relates, a stockholder may communicate the concern to any of our independent directors in care of our Secretary at the address above. Communications received will be distributed by the Secretary to such member or members of our Board as deemed appropriate by the Secretary, depending on the facts and circumstances outlined in the communication received.
Director Nomination Procedures
We do not have a standing nominating committee. Our Board has determined that it is appropriate for us not to have a nominating committee because our Board as currently constituted permits all of our independent directors to consider all matters for which a nominating committee would be ordinarily responsible. Each member of our Board participates in the consideration of nominees. Our charter requires that our directors must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets acquired by us and that at least one of our independent directors has three years of relevant real estate experience. While we do not have any other minimum qualifications with respect to nominees, our Board considers many factors in connection with each candidate, including judgment, integrity, diversity, prior experience, the value of the candidate’s experience relative to the experience of other board members and the candidate’s willingness to devote substantial time and effort to board responsibilities. Our Board does not have a formal written policy regarding the consideration of diversity in identifying director nominees. Nevertheless, consideration of diversity will continue to be an important factor in identifying and recruiting new directors.
Our Board will also consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered by our Board, recommendations made by stockholders must be submitted within the timeframe required for director nominations by stockholders as provided in our bylaws. See “Stockholder Proposals and Director Nominations for the 2024 Annual Meeting” below. In evaluating the persons recommended as potential directors, our Board will consider each candidate without regard to the source of the recommendation and take into account those factors that our Board determines are relevant. Stockholders may directly nominate potential directors (without the recommendation of our Board) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11, of our bylaws.
Risk Oversight
Risk is inherent with every business and how well a business manages risk can ultimately determine its success. Our management team is responsible for our risk exposures on a day-to-day basis by identifying the material risks we face, implementing appropriate risk management strategies that are responsive to our risk profile, integrating consideration of risk and risk management into our decision-making process and, if necessary, promulgating policies and procedures to ensure that information with respect to material risks is communicated to our Board. Our Board has the responsibility to oversee and monitor these risk management processes by informing itself of material risks and evaluating whether management has reasonable controls in place to address the material risks; our Board is not responsible, however, for defining or managing our various risks. Our Board is regularly informed by management of potential material risks and activities related to those risks at Board meetings. Our executive officers generally attend all Board meetings and management is readily available to the Board to address any questions or concerns raised by the Board on risk management and any other matters. Our Board’s oversight of risk has not specifically affected its leadership structure.

Director Attendance at Annual Meeting
Our corporate governance guidelines encourage but do not require our directors to attend the annual meeting of stockholders. All of our directors serving at the time of our 2022 annual meeting of stockholders attended the meeting.

DIRECTOR COMPENSATION
Independent Directors
Pursuant to the Fourth Amended and Restated NorthStar Healthcare Income, Inc. Independent Directors Compensation Plan, or the Independent Directors Plan, each of our independent directors was paid an annual director’s fee of $115,000 in 2022. In addition, Mr. Carnella, who served as our Audit Committee chairperson for 2022, was paid an additional fee of $30,000, and each other member of our Audit Committee was paid an additional annual fee of $15,000 in 2022. Each of our independent directors also received $65,000 in restricted stock units in June 2022, in connection with such independent director’s re-election to our Board. The actual number of restricted stock units that we grant is determined by dividing the fixed value by (i) prior to a listing of our shares on a national securities exchange, or a Listing, and during an offering, the offering price to the public, (ii) prior to a Listing and following an offering, the most recently disclosed net asset value, or NAV, or if a NAV has not been disclosed, the most recent offering price or (iii) following a Listing, the closing price of the shares on the date of grant. The restricted stock units will generally vest quarterly over two years; provided, however, that the restricted stock units will become fully vested on the earlier occurrence of: (i) the termination of the independent director’s service as a director due to his or her death or disability; or (ii) a change in our control. Unless forfeited prior to the applicable vesting date, the restricted stock units will be converted into shares of common stock, on a one-for-one basis, on the earlier of (i) a Change in Control (as defined in Section 409A of the Internal Revenue Code of 1986, as amended, or the Code) or (ii) the date of the director’s “separation from service” (as defined in Section 409A of the Code). We reserve the right to modify the nature of the equity grant to our directors from restricted stock units to other forms of stock-based incentive awards, such as units in our operating partnership structured as profit interests, as well as the vesting terms and schedule.
In 2022, our Board retained Semler Brossy Consulting Group, or Semler Brossy, a compensation consulting firm, to complete a competitive analysis of, and to provide a recommendation for, our independent director compensation program. On January 25, 2023, our Compensation Committee approved a revised NorthStar Healthcare Income, Inc. Independent Directors Compensation Plan for 2023, or the 2023 Independent Directors Plan. Based on the recommendations of Semler Brossy, our Board determined that, effective as of January 1, 2023, (i) each of our independent directors will continue to be paid an annual director’s fee of $115,000 pursuant to our 2023 Independent Directors Plan, (ii) the independent director who serves as our Audit Committee chairperson will continue to be paid an additional fee of $30,000 per year and each Audit Committee member will continue to be paid an additional annual fee of $15,000, (iii) the independent director who serves as our Compensation Committee chairperson will be paid an additional fee of $10,000 per year and each Compensation Committee member will be paid an additional annual fee of $7,500, (iv) the non-executive chairman will be paid an additional fee of $75,000 per year, (v) $85,000 in restricted stock units will be granted on an independent director’s re-election to our Board (subject to the same vesting and conversion terms) and (vi) in the event a new independent director is appointed, the Board determined that we will continue to automatically grant to such person $65,000 in restricted stock units on the date such independent director is initially appointed or elected to our Board (subject to the same vesting and conversion terms).
In August 2020, the Special Committee, consisting solely of independent directors, was formed to evaluate strategic alternatives available to the Company, including potential restructurings, in order to position the Company to maximize stockholder value upon a future liquidity event. The Special Committee approved the Internalization and was dissolved in October 2022 shortly thereafter. From January 1, 2022 through October 31, 2022, Mr. Smith, who was the chairperson of the Special Committee, received a retainer in the amount of $12,500 per month and Messrs. Samay and Carnella, who were each members of the Special Committee, received a retainer of $11,667 per month.
Directors who are our officers, including our Chief Executive Officer and President, do not receive compensation as directors.

Director Compensation for 2022
The following table provides information concerning the compensation of our independent directors for 2022.

Name	Fees Earned or Paid in Cash(1)	Restricted Stock Unit Awards(2)	Total
Gregory A. Samay	$246,666	$65,000	$311,666
Jonathan A. Carnella	261,916	65,000	326,916
T. Andrew Smith	255,000	65,000	320,000
Total	$763,582	$195,000	$958,582
________________________
(1)Amounts include annual cash retainers. Fees paid to directors prior to the Internalization were incurred by our Former Advisor on our behalf and are classified as operating costs to the extent permitted by the 2%/25% Guidelines (as defined herein). See “Certain Relationships and Related Transactions.”
(2)Reflects the grant date fair value of restricted stock units issued at a price equal to the estimated net asset value per share most recently published at the time of grant.
In addition, we reimbursed all directors for reasonable out-of-pocket expenses incurred in connection with their services on our Board in 2022.

EXECUTIVE OFFICERS
Our executive officers are elected annually by our Board and serve at the discretion of our Board. Set forth below is information, as of the date of this proxy statement, regarding our executive officers.

Name	Age	Position
Kendall K. Young	62	Chief Executive Officer and President
Nicholas R. Balzo	35	Chief Financial Officer, Treasurer and Secretary
Set forth below is biographical information regarding each of our executive officers, other than Mr. Young, whose biographical information is provided above under “Board of Directors.”
Nicholas R. Balzo. Nicholas R. Balzo has been our Chief Financial Officer, Treasurer and Secretary since October 2022. Mr. Balzo previously served as Chief Accounting Officer of the Former Sponsor from March 2022 until the Internalization and, from March 2021 to March 2022, Senior Vice President of DigitalBridge Group Inc. (formerly Colony Capital, Inc. and NorthStar Asset Management Group Inc.), the Former Sponsor’s predecessor, where Mr. Balzo was responsible for oversight of finance and accounting for the Company. Prior to this role, Mr. Balzo served in various accounting and finance roles at the Former Sponsor’s predecessor since joining in 2014. Before joining the Former Sponsor’s predecessor, Mr. Balzo was in the assurance practice of Baker Tilly US, LLP. Mr. Balzo, a Certified Public Accountant, earned a Bachelor of Science in Accounting and Master of Business Administration from St. John's University.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis outlines the principles underlying our executive compensation policies and decisions as they relate to our named executive officers for the year ended December 31, 2022.

Name	Position
Kendall K. Young	Chief Executive Officer and President
Nicholas R. Balzo	Chief Financial Officer, Treasurer and Secretary

On October 21, 2022, the Company completed its Internalization. Prior to the Internalization, we had no employees and our day-to-day management functions were performed by our Former Advisor and related affiliates. Until the Internalization, our executive officers were employed by our Former Advisor or its affiliates and were compensated by our Former Advisor for their services to us. As a result, this Compensation Discussion and Analysis and the accompanying tables do not include any discussion of compensation prior to October 21, 2022.

In connection with the Internalization, the Special Committee of our Board, which evaluated and approved the Internalization, also made certain initial decisions regarding executive compensation matters. Following the Internalization, our Board formed the Compensation Committee.

2022 Performance Highlights

•Successful Completion of the Internalization. Completed the internalization of our management team, under the new leadership of Kendall Young, resulting in a more focused management team aligned with stockholders and significant cost savings.

•Growth in Operating Income. Increased occupancy by more than 6% at our direct operating investments, resulting in an increase of more than than 12% in revenues, net of property operating expenses, generated by our direct operating investments (excluding assets sold).

•Strategic Capital Expenditures. We invested capital totaling $29.3 million into our portfolio, including revenue enhancing building amenity refreshes and resident unit upgrades, in order to maintain market position, functional standards and improve operating income.

•Distributions. Declared a special distribution of $0.50 per share in April 2022 using the proceeds of asset realizations.

Compensation Philosophy and Objectives

Our executive compensation program is designed to achieve the following objectives:

•Attract, retain and reward experienced, highly-motivated executives who are capable of leading our Company in executing our corporate strategy.

•Link compensation earned to achievement of our short-term, and beginning in 2023, both short-term and long-term financial and strategic goals.

•Align the interests of management with those of our stockholders.

•Adhere to high standards of corporate governance.

Our Compensation Committee has designed our compensation program to attract, motivate and retain skilled and experienced executives, while aligning the compensation of these executives with our corporate objectives and the interests of our stockholders. Beginning in 2023, a significant portion of the compensation of our executives is linked to corporate performance, with approximately 70% of the target pay of our Chief Executive Officer tied to achievement of short-term and long-term corporate objectives and performance criteria.

Our Compensation Committee does not have a strict policy for allocating a specific portion of compensation to our named executive officers between cash and non-cash or short-term and long-term compensation. Instead, our Compensation Committee considers how each component promotes retention and/or motivates performance by the executive. Although our compensation program does not include equity awards, our Compensation Committee believes the design of our compensation program achieves alignment of interests with our stockholders and encourages the executive officers’ long-term commitment to our Company. For example, the compensation of our executive officers is significantly weighted towards long-term incentive awards that vest in December 2025, with the performance component, representing 75% of the target value, based on the amounts distributed to stockholders, or available to be distributed to stockholders as determined by the Board in its sole discretion, over the vesting period.

Determination of Compensation

Role of Compensation Committee

In connection with our Internalization, the Special Committee, which was comprised entirely of independent directors, determined the initial compensation of our named executive officers. After the Internalization, our Board formed our Compensation Committee, which is comprised entirely of independent directors and operates under a written charter. Going forward, our Compensation Committee is now responsible for determining compensation for all of our named executive officers, including evaluating compensation policies, approving target and actual compensation for executives and administering our equity incentive programs.

Role of Management

Our Chief Executive Officer, together with our management team, develops our strategy and business plan, which our executive compensation program is designed to support. In addition, our Chief Executive Officer plays an important role in setting the compensation for our other executive officer by assisting our Compensation Committee in evaluating individual goals and objectives and developing compensation recommendations for executive officers other than himself. Final decisions on the design of the compensation program, including total compensation, are ultimately made by our Compensation Committee.

Role of Compensation Consultant

Our Compensation Committee is authorized to retain the services of a compensation consultant to be used to assist in the review and establishment of our compensation programs and related policies. In 2022, our Special Committee retained

Semler Brossy as its independent compensation consultant to advise it on executive officer and director compensation. Other than advising our Special Committee and, once formed, the Compensation Committee, Semler Brossy provides no other services to us. We have determined that Semler Brossy is independent and there was no conflict of interest between us and Semler Brossy in 2022.

Benchmarking and Peer Group Comparisons

Our Compensation Committee reviews compensation practices at peer companies to inform itself and aid it in its decision-making process so it can establish compensation programs that it believes are reasonably competitive. In 2022, Semler Brossy provided the Special Committee with comparative market data on the overall compensation program for our executive officers based on an analysis of peer companies. The peer group established by our Special Committee in 2022 consists of participating REITs included in the 2021 NAREIT Compensation Survey with less than $1.5 billion of total capitalization. While certain REITs included in our total market capitalization range from the 2021 NAREIT Compensation Survey may not be direct competitors with us, our Special Committee believed that such peer group was reasonably representative of our market for executive talent in the commercial real estate space and believed a broader peer group would better facilitate the design of the Company’s initial compensation program.

However, while the peer group data assists the Compensation Committee in determining compensation, our Compensation Committee ultimately believes that each officer’s role and experience is unique and the ultimate decision should be based on an overall evaluation of corporate objectives and individual performance.

Elements of Compensation

Annual Base Salary

Base salaries are designed to compensate our executive officers at a fixed level of compensation that is market competitive and commensurate with each executive’s skills, experience and contributions. In determining base salaries, our Special Committee or Compensation Committee, as applicable, considers a number of factors, including, among other factors, each executive officer’s role and responsibilities, qualifications and experience, past performance, unique skills, future potential with our Company, compensation paid for similar positions within our peer group (including other comparable companies, as applicable) and internal pay equity.

The current base salaries for our named executive officers were established at the time of the Internalization. Our Compensation Committee maintained those base salaries for our named executive officers in 2023.

Named Executive Officer	2022 Salary (Annualized)	2023 Salary	Percentage Change
Kendall K. Young	$425,000	$425,000	—%
Nicholas R. Balzo	$325,000	$325,000	—%

Our Compensation Committee expects to review base salaries annually to assess if adjustments are necessary, except that the Compensation Committee has agreed to reassess Mr. Young’s base salary in June 2023.

Short-Term Incentive Program (Annual Cash Bonus)

The short-term incentive program consists of an annual cash bonus payment and is designed to incentivize our executive officers at a variable level of compensation based on performance of both our Company and each individual. The Compensation Committee considers corporate goals, objectives and performance in determining the annual bonus payment.

For 2022, due to the timing of the Internalization, our named executive officers only had individual objectives that were evaluated subjectively. For the named executive officers’ cash bonuses, our Compensation Committee took into consideration the following key accomplishments:
•Successfully guided the Company through the Internalization and the transition period following the Internalization, including with respect to personnel, communications with key stakeholders, systems and risk management, among other matters.

•Refined the Company’s long-term business plan to better advance the strategic objectives of the Company, as well as manage liquidity and achieve efficiencies.
•Established framework to systematically evaluate, optimize and monitor capital expenditures.
•Developed strategy around certain distressed assets to maximize value.
Based on its assessment of each named executive officer’s individual performance as described above, our Compensation Committee approved bonuses for 2022 in the following amounts:

2022 Cash Bonus
Named Executive Officer	Payout	Percentage of Target
Kendall K. Young	$135,000	100%
Nicholas R. Balzo	$175,000	100%

For 2023, the annual cash bonuses will be determined both objectively and subjectively, with the objective portion tied to the Company’s net operating income and general and administrative expenses. Individual performance will continue to be evaluated subjectively by the Compensation Committee.

Each named executive officer’s 2023 annual cash bonus opportunity, shown as a percentage of 2023 base salary, and corporate and individual performance goal weighting is set forth below.

2023 Short-Term Incentive Program (Annual Cash Bonuses)
Named Executive Officer	Bonus Opportunity			Program Weightings
	Threshold	Target	Maximum	Corporate Performance	Individual Performance
Kendall K. Young	40%	80%	120%	70%	30%
Nicholas R. Balzo	35%	69%	104%	70%	30%

Long-Term Incentive Awards

Pursuant to the terms of each of their respective offer letters, each of our named executive officers received a one-time, long-term incentive award, or the LTIP Awards, on March 3, 2023 to encourage retention and alignment with the long-term performance and strategic objectives of the Company. Subject to continued employment, the LTIP Awards will vest on December 31, 2025, with 25% vesting automatically on such date and 75% vesting on such date if and to the extent certain performance criteria is achieved, and will be paid in cash. The payout opportunity for the performance component of the LTIP Awards ranges from zero to 150% of the target value, depending upon the amounts distributed to stockholders, or available to be distributed to stockholders as determined by the Board in its sole discretion, over the vesting period. Mr. Young and Mr. Balzo received LTIP Awards with target values of $3,800,000 and $855,000, respectively.

If, prior to the vesting date, (a) either Mr. Young or Mr. Balzo’s employment is terminated because of his death or disability, by the Company without cause or by him for good reason, a pro rata portion of his respective award will vest (with the retentive portion of the award paid at the time of such termination and the performance portion of the award paid promptly following December 31, 2025 based on the achievement of the performance goal) or (b) a change of control occurs, the award will vest and be paid following the change of control based on the level of achievement of the performance goal as of the change of control.

Employment Arrangements

On October 21, 2022, in connection with the Internalization, the Company entered into letter agreements with each of Mr. Young, or the Young Offer Letter, and Mr. Balzo, or the Balzo Offer Letter, as well as restrictive covenant agreements with each of Mr. Young and Mr. Balzo.

Young Offer Letter

Under the terms of the Young Offer Letter, Mr. Young’s base salary was set at $425,000, subject to annual review commencing in June 2023. Mr. Young is eligible for annual cash incentive compensation at 50% (threshold), 100% (target) and 150% (maximum) of 80% of his annual base salary, subject to annual review commencing in 2023. For 2022, Mr. Young’s target annual cash incentive compensation opportunity was $135,000.

Mr. Young also received an LTIP Award having a target value of $3,800,000 that, subject to his continued employment with the Company through December 31, 2025, will vest 25% on such date and the remaining 75% will vest on such date if and to the extent certain performance criteria is achieved.

The Young Offer Letter also contains provisions regarding payments to be made in certain termination scenarios. These provisions, and the provisions in our LTIP Awards regarding termination, are summarized under “—Potential Payments on Termination or Change of Control” below.

In addition, in June 2022, Mr. Young entered into a short-term consulting agreement with the Special Committee, pursuant to which Mr. Young was paid $25,000 per month until the Internalization to assist the Special Committee with its evaluation of the potential Internalization.

Balzo Offer Letter

Under the terms of the Balzo Offer Letter, Mr. Balzo’s base salary was set at $325,000. Mr. Balzo is initially eligible for annual cash incentive compensation at 50% (threshold), 100% (target) and 150% (maximum) of $225,000, subject to annual review commencing in 2023. For 2022, Mr. Balzo’s target annual cash incentive compensation opportunity was $175,000.

Mr. Balzo also received an LTIP Award having a target value of $855,000 that, subject to his continued employment with the Company through December 31, 2025, will vest 25% on such date and the remaining 75% will vest on such date if and to the extent certain performance criteria is achieved.

The Balzo Offer Letter also contains provisions regarding payments to be made in certain termination scenarios. These provisions, and the provisions in our LTIP Awards regarding termination, are summarized under “—Potential Payments on Termination or Change of Control” below.

In addition, Mr. Balzo received a retention award from an affiliate of the Former Advisor, which was assumed by the Company effective as of the Internalization, and provides that, subject to his continued service through June 30, 2023, he will receive a cash bonus equal to 20% of his then-current base salary, payable within 30 days of such date.

Stock Ownership Policies

While our compensation program seeks to create alignment between our directors and named executive officers and our stockholders, our Board has not established any specific stock ownership policies for our directors and named executive officers.

Policy on Hedging and Margins

Our insider trading policy prohibits our directors, officers and employees from engaging in any transaction in our securities without pre-clearance, and the Company is under no obligation to approve any transactions. However, because our securities are not traded or otherwise listed on an exchange, we do not have a specific policy regarding any hedging or monetization transactions, nor do we prohibit short sales or utilization of margin accounts with respect to buying or selling our securities or derivative securities.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Kendall K. Young Chief Executive Officer and President	2022	$82,102	$135,000	$—	$113,700	$330,802
Nicholas R. Balzo Chief Financial Officer, Treasurer and Secretary	2022	$62,784	$175,000	$—	$—	$237,784
_____________________________________
(1)Salary reflects the period of time such officer was employed and compensated by the Company from the Internalization, October 21, 2022 through December 31, 2022.
(2)Mr. Young’s 2022 bonus was based on the partial year of employment during 2022. Mr. Balzo’s bonus is based on a full year of employment in 2022, as the Company assumed any accrued bonus obligations for employees of the Former Advisor in connection with the Internalization.
(3)Prior to being employed by the Company, Mr. Young served as a consultant to the Special Committee from June 2022 to the Internalization. Refer to “—Employment Arrangements” above.

Potential Payments on Termination or Change of Control

Offer Letters

Pursuant to the terms of Young Offer Letter, Mr. Young will receive severance if his employment is terminated by the Company without “cause” or by him for “good reason”, or due to his death or “disability” (all as defined in the Young Offer Letter), equal to continued payment of his annual base salary for twelve months following termination (if such termination occurs prior to December 31, 2024 only), and a prorated amount of the target annual cash incentive compensation (regardless of when such termination occurs). Mr. Young’s receipt of any severance benefits are conditioned upon execution and delivery to the Company of a waiver and release, and Mr. Young will be subject to non-solicitation restrictions for a period of one-year following termination, as well as certain confidentiality and nondisparagement restrictions.

Pursuant to the terms of the Balzo Offer Letter, Mr. Balzo will receive severance if his employment is terminated by the Company without “cause” or by him for “good reason” (each as defined in the Balzo Offer Letter) equal to continued payment of his annual base salary for twelve months following termination, and a prorated amount of the target annual cash incentive compensation. Mr. Balzo’s receipt of any severance benefits are conditioned upon execution and delivery to the Company of a waiver and release, and Mr. Balzo will be subject to non-compete restrictions for six months following a termination for “cause” and non-solicitation restrictions for a one-year period following termination, as well as certain confidentiality and nondisparagement restrictions.

LTIP Awards

The LTIP Awards will vest in connection with a qualifying termination (death, disability, for good reason or without cause, each as defined in the LTIP Award), pro rata based on the period extending from the initial date of employment by the Company through the date of the qualifying termination, with the retentive portion of the award paid at the qualifying termination and the performance portion of the award paid promptly following December 31, 2025 based on the achievement of the performance goal. The LTIP Awards will also vest in connection with a “change of control” (as defined in the LTIP Awards), with the retentive portion of the award paid in full and the performance portion of the award based upon the Board’s determination of the achievement of the performance goal.

The amounts shown below are the amounts that would have been payable to the current named executive officers assuming the applicable termination had occurred on December 31, 2022.

Name	Payments / Benefits	Termination without Cause or For Good Reason		Change of Control Without Termination		Change of Control With Termination		Death or Disability
Kendall K. Young	Severance Payment(1)	$560,000		$—		$560,000		$560,000
	LTIP Award Acceleration(2)	$231,389	(3)	$3,800,000	(5)	$3,800,000	(5)	$231,389	(3)
	Total	$791,389		$3,800,000		$4,360,000		$791,389
Nicholas R. Balzo	Severance Payment(4)	$555,000		$—		$555,000		$—
	LTIP Award Acceleration(2)	$39,047	(3)	$855,000	(5)	$855,000	(5)	$39,047	(3)
	Total	$594,047		$855,000		$1,410,000		$39,047
_____________________________________
(1)Represents the amounts Mr. Young would be entitled to under the Young Offer Letter discussed in “—Employment Arrangements” above, including (i) continued payment of annual base salary for twelve months following termination and (ii) a prorated amount of the target annual cash incentive compensation. For 2022, Mr. Young’s target annual cash incentive compensation was based the partial year of employment during 2022.
(2)The LTIP Awards were not granted as of December 31, 2022; however, they are included in the table above as though they were in effect on such date as they were contemplated in the Young Offer Letter and Balzo Offer Letter.
(3)Represents the prorated amount of the LTIP Award based on the period of employment during 2022 and assuming the target performance goals are achieved. For Mr. Balzo, does not include the retentive portion of the LTIP Award since the amount due under his Retention Agreement is greater than the amount due under the retention portion of the LTIP Award.
(4)Represents the amounts Mr. Balzo would be entitled to under the Balzo Offer Letter and Retention Agreement discussed in “—Employment Arrangements” above, including (i) continued payment of annual base salary for twelve months following termination, (ii) a prorated amount of the target annual cash incentive compensation and (iii) 20% of Mr. Balzo’s base salary at the time of the Retention Agreement.
(5)Assumes that the Board determines that the target performance goal was achieved in connection with the change of control.

PAY VERSUS PERFORMANCE(1)

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid,” or CAP, to our named executive officers and certain financial performance metrics.

Year	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid for PEO (2)(4)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)	Average Compensation Actually Paid for Non-PEO Named Executive Officers(3)(4)	Net Income (in thousands)
2022	$330,802	$330,802	$237,784	$237,784	$(54,501)
_____________________________________
(1)Our shares are not listed on any national securities exchange; accordingly, we omitted from the table the columns pertaining to total stockholder return metrics. We also omitted the column for a “Company Selected Performance Measure” and the tabular list of financial performance measures. As discussed earlier in the Compensation Discussion and Analysis, we completed our internalization on October 21, 2022, and prior to such date, our named executive officers were compensated by our Former Advisor. In 2022, we did not use any financial performance measures to link executive compensation actually paid to company performance; instead, the non-equity annual incentive awards earned by our named executive officers for 2022 were based on each executive officer’s individual performance.
(2)The principal executive officer, or the PEO, for 2022 is Kendall K. Young.
(3)The non-PEO named executive officer for 2022 is Nicholas R. Balzo.
(4)We did not make any adjustments to the Summary Compensation table total to calculate CAP because the Company did not grant any option or stock awards in 2022, nor does the Company maintain a pension plan.
Description of CAP versus Net Income

The CAP for the PEO and CAP for the non-PEO named executive officer was $330,802 and $237,784, respectively, relative to a net loss for the Company, calculated in accordance with U.S. GAAP, of approximately $55 million in 2022. The Company does not use net income as a performance measure in evaluating executive compensation. Net income is determined using cost accounting for real estate assets which assumes that the value of the Company’s properties diminishes predictably over time. Historically, the value of the Company’s properties do not depreciate over time but are instead based on other market factors including current revenues and estimated future growth. For this reason, the Compensation Committee believes that net income is not the best performance measure for use in evaluating executive compensation.

Risk Management

The Compensation Committee oversees all of our executive compensation policies and practices. In structuring our executive compensation program, the Compensation Committee is focused on enhancing the alignment of interest between our executive management and our stockholders. We believe that any risks arising from our policies and practices are not reasonably likely to have a material adverse effect on us.

Compensation Recoupment Policy

The Board has adopted a Compensation Recoupment Policy that allows us to recapture amounts paid to our executive officers under certain circumstances. Under this policy, our Compensation Committee may require an executive officer to repay all or a portion of any excess cash or equity incentive compensation they received during the preceding three-year period if the incentive compensation was based on achieving certain financial results that were later required to be restated due to our material noncompliance with any financial reporting requirement.

Pay Ratio Disclosure

The ratio of our Chief Executive Officer’s annual total compensation for 2022 to that of the median employee’s annual total compensation for 2022 is 3.5. This ratio is based on the 2022 annual compensation of $330,802 for our Chief Executive Officer as of December 31, 2022, as reported in the Summary Compensation Table above and the 2022 annual total compensation of $95,541 for the median employee as of December 31, 2022. Our median employee was determined as of December 31, 2022 by selecting the employee, out of all of our employees who were employed on such date (other than the Chief Executive Officer), with the median 2022 annual total compensation (sum of base salary and target annual cash bonus).

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

T. Andrew Smith, Chairman
Jonathan A. Carnella

PROPOSAL 2:
NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A(a)(1) of the Securities Exchange Act of 1934, or the Exchange Act, we are providing stockholders with the opportunity to approve the following non-binding, advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

We are asking our stockholders to indicate their support for the resolution approving our named executive officers’ compensation as described in this proxy statement. This vote is not limited to any specific item of compensation but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement in accordance with the SEC’s compensation disclosure rules. Please see “Compensation Discussion and Analysis” in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers for 2022.

The affirmative vote of the holders of a majority of all the votes cast at the Annual Meeting with respect to the matter is necessary for the approval on a non-binding advisory basis of the compensation of our named executive officers. For purposes of the vote on this proposal, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote. Although the results of the stockholder vote on this proposal is advisory and therefore does not have any binding legal effect on the Company, our Board and the Compensation Committee value constructive feedback from our stockholders on compensation and will consider the outcome of the vote when making future executive compensation decisions.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL ON A NON-BINDING, ADVISORY BASIS OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 3:
NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Act and Section 14A of the Exchange Act, we are requesting our stockholders vote, on a non-binding, advisory basis, on how frequently they would like to cast an advisory vote on the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation annually, every two years or every three years.

Our Board believes that conducting an advisory ‘‘say on pay’’ vote annually is the most appropriate for the Company. This frequency will enable stockholders to annually express their views on our executive compensation program in a timely manner, based on the most recent information presented in our proxy statement. An annual advisory vote on executive compensation helps ensure ongoing stockholder communication with our Compensation Committee and our Board on executive compensation and corporate governance matters.

Stockholders may vote to recommend to our Board that future advisory votes on executive compensation be conducted every one, two or three years. Whichever of those alternatives receives a majority of the votes cast will be considered the alternative recommended by stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. With respect to this proposal, if none of the three alternatives receives a majority vote, we will consider the alternative that receives the highest number of votes by stockholders to be the alternative that is recommended by our stockholders.

The vote on the frequency of the executive compensation vote is advisory, and therefore not binding on the Company. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote on the frequency of the executive compensation vote for any of annually, every two years or every three years, our Board will consider our stockholders’ concerns in making its determination regarding the frequency of the executive compensation vote.

THE BOARD RECOMMENDS A VOTE FOR “ONE YEAR” AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 12, 2023, the total number and the percentage of shares of our common stock beneficially owned by:
•    each of our directors and each nominee for director;
•    each of our executive officers; and
•    all of our directors and executive officers as a group.
The following table also sets forth how many shares of our common stock are beneficially owned by each person known to us to be a beneficial owner of more than 5% of the outstanding shares of our common stock. As of April 12, 2023, there were no beneficial owners of more than 5% of our outstanding common stock. The percentages of common stock beneficially owned are based on 195,421,808 shares of our common stock outstanding as of April 12, 2023.

Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number	Percentage
Directors and Executive Officers(2):
Richard S. Welch(3)	—	—
Ronald J. Jeanneault(3)	—	—
Kendall K. Young	—	—
Gregory A. Samay(4)	86,594	*
T. Andrew Smith(4)	52,089	*
Jonathan A. Carnella(5)	50,044	*
Douglas W. Bath(3)	—	—
Neale W. Redington(3)	—	—
Paul V. Varisano(3)	—	—
Ann B. Harrington(3)	—	—
Nicholas R. Balzo	—	—
All directors and executive officers as a group (10 persons)	188,727	*
________________________
*    Less than one percent.
(1)    Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares: (i) “voting power,” which includes the power to vote or to direct the voting of such security; or (ii) “investment power,” which includes the power to dispose of or direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.
(2)    The address of each of the directors and executive officers is 16 East 34th Street, 18th Floor, New York, New York 10016.
(3)    Each of Messrs. Welch and Redington resigned in February 2022, Mr. Jeanneault resigned in August 2022 and each of Messrs. Bath and Varisano and Ms. Harrington resigned in October 2022.
(4)    Includes 25,022 shares of common stock issuable upon conversion of an equal number of vested restricted stock units and 8,312 shares of common stock issuable upon conversion of an equal number of unvested restricted stock units.
(5)    Includes 41,732 shares of common stock issuable upon conversion of an equal number of vested restricted stock units and 8,312 shares of common stock issuable upon conversion of an equal number of unvested restricted stock units.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides summary information on the securities issuable under our equity compensation plans as of December 31, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Stockholders(1)	—	—	1,723,355
Equity Compensation Plans Not Approved by Stockholders	N/A	N/A	N/A
Total	—	—	1,723,355
________________________
(1)We have adopted two equity compensation plans: the Long-Term Incentive Plan, and the Independent Directors Plan, which operates as a sub-plan of the Long-Term Incentive Plan. The maximum number of shares allowed to be issued under the Long-Term Incentive Plan (including the Independent Directors Plan), excluding the initial grant to the independent directors, is 5% of the outstanding shares of our common stock on the date of the grant.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2023. A representative of Grant Thornton is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.
Stockholder ratification of the selection of Grant Thornton as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the appointment of Grant Thornton to the stockholders for ratification as a matter of good corporate governance. Ratification of the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting.
If this selection is not ratified by our stockholders, our Audit Committee may, but is not obligated to, reconsider its recommendation. Abstentions, if any, will not be counted as having been cast and will have no effect on the outcome of the vote for this proposal. Broker non-votes will not arise in connection with, and will have no effect on the outcome of, this proposal because brokers may vote in their discretion on behalf of clients who have not furnished voting instructions. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION
OF THE APPOINTMENT OF GRANT THORNTON
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2023.

AUDIT COMMITTEE REPORT
The following is a report of the Audit Committee, or the Audit Committee, of the Board of Directors, or the Board, of NorthStar Healthcare Income, Inc., or the Company. Each of the three Audit Committee members is independent as such term is defined under the New York Stock Exchange listing standards and applicable Securities and Exchange Commission, or SEC, regulations.
The primary purpose of the Audit Committee is to assist the Board with the oversight of: (1) the integrity of the Company’s financial statements and its financial reporting and disclosure practices, (2) the soundness of the Company’s systems of internal controls regarding finance and accounting compliance, (3) the independence and qualifications of the Company’s independent auditors, (4) the performance of the Company’s internal audit function and its independent auditors, and (5) the Company’s compliance with legal and regulatory requirements. The Audit Committee operates under a written charter which more fully describes the Audit Committee’s function. A copy of the charter is available under the corporate governance section of the Company’s website.
In discharging its oversight role, the Audit Committee reviewed and discussed with the Company’s management the audited consolidated financial statements for the fiscal year ended December 31, 2022. The Audit Committee discussed with Grant Thornton LLP, or Grant Thornton, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC. The Audit Committee has also received the written disclosures and letter from the independent accountant required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee also discussed with Grant Thornton its independence. Based on such review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
This report of the Audit Committee does not constitute soliciting material and should not be considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.
Audit Committee:
Jonathan A. Carnella, Chairman
Gregory A. Samay
T. Andrew Smith

INDEPENDENT ACCOUNTANTS
Fees Paid to Independent Registered Public Accounting Firm
Aggregate fees for professional services billed to us by Grant Thornton for the years ended December 31, 2022 and 2021 were as follows:

	Years Ended December 31,
Type of Fee	2022	2021
Audit(1)	$1,341,955	$1,750,455
Audit‑related	—	—
Tax	—	—
Other	—	—
Total	$1,341,955	$1,750,455
________________________
(1)    Includes audit fees paid by our Former Advisor on our behalf. Based on calendar year billings.
Fees for audit services for the years ended December 31, 2022 and 2021 include fees associated with the annual audits for such years, including the quarterly review of our Quarterly Reports on Form 10-Q for each of the three-month periods ended March 31, June 30 and September 30, 2022 and 2021, the examination of our Annual Report on Form 10-K for the fiscal years ended December 31, 2022 and 2021 and for other attest services, including issuance of consents and review of our registration statements and other documents filed by us with the SEC. Fees for audit services were incurred by our Former Advisor on our behalf prior to the Internalization and are classified as operating costs. See “Certain Relationships and Related Transactions.”
Audit Committee Pre-Approval Policy
In accordance with applicable laws and regulations, our Audit Committee reviews and pre-approves any audit and non-audit services to be performed by the Company’s independent registered public accounting firm to ensure that the work does not compromise its independence in performing audit services. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services and the other terms of the engagement. Our Audit Committee annually reviews and pre-approves all audit, audit-related, tax and all other services that are performed by our independent registered public accounting firm. Our Audit Committee approved all of the services listed in the table above. In some cases our Audit Committee pre-approves the provision of a particular category or group of services for up to a year, subject to a specified budget. Our Audit Committee has also authorized the Chairman of our Audit Committee to pre-approve permissible services and related fees and the Chairman must report such pre-approval to the full Audit Committee at its next scheduled meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The following section describes all transactions and currently proposed transactions between us and any related person since January 1, 2022 and whether such related person had or will have a direct or indirect material interest. Our independent directors are specifically charged with and have examined the fairness of such transactions to our stockholders and have determined that all such transactions are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
Ownership Interests
Pursuant to the limited partnership agreement of our operating partnership, NorthStar Healthcare Income OP Holdings, LLC, an affiliate of our Former Advisor, or the Special Unit Holder, holds a subordinated participation interest entitling it to receive distributions equal to 15% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.75% cumulative, non-compounded annual pre-tax return on such invested capital. Through our Former Sponsor’s joint venture with James F. Flaherty III, our former Vice Chairman, Mr. Flaherty is entitled to receive one-third of the distributions received by the Special Unit Holder. In addition, the Special Unit Holder is entitled to a separate payment if it redeems its special units. The special units may be redeemed upon: (i) the listing of our common stock on a national securities exchange; or (ii) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that the Special Unit Holder would have been entitled to receive had our operating partnership disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption. If the event triggering the redemption is: (i) a listing of our shares on a national securities exchange, the enterprise valuation will be calculated based on the average share price of our shares for a specified period; or (ii) an underwritten public offering, the enterprise value will be based on the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event is the termination or non-renewal of the advisory agreement other than for cause, the enterprise valuation will be calculated based on an appraisal of our assets. To date, we have not paid any distributions to the Special Unit Holder pursuant to its subordinated participation interest.
In addition, our Former Advisor or its affiliates own 9,709,553 shares of our common stock as of April 12, 2023, issued under a distribution support agreement during our offering or pursuant to our advisory agreement.
Former Advisor
Our Former Advisor provided management, acquisition, advisory and certain administrative services for us, subject to oversight by our Board. Our Former Advisor was an indirect subsidiary of our Former Sponsor. Prior to the Internalization, all of our officers were employees of our Former Sponsor or its affiliates.
We paid our Former Advisor the following pursuant to the advisory agreement:
•    Effective January 1, 2018, our Former Advisor, or its affiliates, received a monthly asset management fee equal to one-twelfth of 1.5% of our most recently published aggregate estimated net asset value, subject to adjustment in certain circumstances, paid entirely in shares of our common stock effective June 30, 2021. For the years ended December 31, 2022 and 2021, we incurred $8.1 million and $11.1 million, respectively, and paid $9.0 million and $11.1 million, respectively, of asset management fees to our Former Advisor.
•    Our Former Advisor, or its affiliates, were entitled to receive reimbursement for direct and indirect operating costs incurred by our Former Advisor in connection with administrative services provided to us. Indirect operating costs included our allocable share of costs incurred by our Former Advisor for personnel and other overhead such as rent, technology and utilities. However, there was no reimbursement for personnel costs related to (1) our executive officers and (2) with respect to other personnel, to the extent allocable to activities performed by such personnel for which our Former Advisor received an acquisition fee or disposition fee. We reimbursed our Former Advisor quarterly for operating costs (including the asset management fee), subject to a limitation that operating costs for the four preceding fiscal quarters not exceed the greater of: (i) 2.0% of our average invested assets; or (ii) 25.0% of our net income determined without reduction for any additions to reserves for depreciation, loan losses or other similar non-cash reserves and excluding any gain from the sale of assets for that period, or the 2%/25% Guidelines. Notwithstanding the above, we were able to reimburse our Former Advisor for expenses in excess of this limitation if a majority of our independent directors determined that such excess expenses were justified based on unusual and non-recurring factors. We calculated the expense reimbursement quarterly based upon the trailing 12-month period. As a result, for the years ended December 31, 2022 and 2021, we incurred $9.3 million and $14.0 million, respectively, of allocable operating costs and we paid $15.2 million and $15.0 million, respectively, in operating costs to our Former Advisor. In addition, as of December 31, 2022, our Former Advisor had incurred no operating costs on our behalf that were still allocable and had not been reimbursed.
•    Our Former Advisor, or its affiliates, were entitled to receive reimbursement for organization and offering costs paid on our behalf in connection with our offerings. We were obligated to reimburse our Former Advisor, or its affiliates, as applicable, for organization and offering costs to the extent the aggregate of selling commissions, dealer manager fees and other organization and offering costs did not exceed 15.0% of gross proceeds from our primary offerings. For the years ended December 31, 2022 and 2021, we incurred no organization and offering costs.
•    We reimbursed our Former Advisor for actual costs incurred in connection with the selection, origination or acquisition of an investment, whether or not we ultimately originated or acquired the investment. For the years ended December 31, 2022 and 2021, we had no acquisition expenses reimbursable to our Former Advisor.
Subject to the terms and conditions of the advisory agreement, we also agreed to indemnify our Former Advisor and its affiliates against losses it incurs in connection with its obligations under the advisory agreement.
Credit Facility
In October 2017, we obtained a revolving line of credit from an affiliate of our Former Sponsor, for up to $15.0 million at an interest rate of 3.5% plus LIBOR, or our Sponsor Line, with an initial term of one year, plus a six-month extension option to provide additional short-term liquidity. In November 2017, the borrowing capacity under the Sponsor Line was increased to $35.0 million. In March 2018, the Sponsor Line was further amended to extend the term to December 2020 and add additional events of default to conform to our revolving credit facility with Key Bank. In July 2020, the Sponsor Line was further amended to extend the term to December 2022, in June 2021, the Sponsor Line was extended to June 2023 and, in February 2022, the Sponsor Line was again further amended to extend the term to February 2024. The Sponsor Line was terminated in connection with the Internalization. No amounts were outstanding at the time of termination.
Internalization
On October 21, 2022, we entered into a termination agreement with our Former Advisor, which provided for the immediate termination of the advisory agreement. The termination agreement also provides for, among other things, the final settlement of any amounts owing under the advisory agreement, the transition of employees from the Former Advisor to the Company (including the Company’s assumption of certain related employee liabilities), the survival of certain indemnification and other obligations and certain amendments to joint venture agreements between affiliates of the Company and the Former Advisor. In addition, the Former Advisor agreed to cause any shares owned by the Former Advisor or its affiliates, so long as they collectively beneficially own at least 1% of the issued and outstanding shares of the Company, to be present at the Company’s 2023 Annual Meeting and to be voted in favor of the Board’s director nominees and consistent with the Board’s recommendation on the “say on pay” proposal. No payment was made by the Company to the Former Advisor in connection with the Internalization.
In connection with the Internalization, on October 21, 2022, we also entered into a transition services agreement with the Former Advisor to facilitate an orderly transition of the Company’s management of its operations. The transition services agreement, as amended on March 22, 2023, provides for, among other things, the Former Advisor to provide certain services, including primarily technology and insurance, for a transition period of up to six months following the Internalization, with legal, treasury and accounts payable services to continue until either party terminates these services in accordance with the transition services agreement. We will reimburse the Former Advisor for costs to provide the services, including the allocated cost of employee wages and compensation and actually incurred out-of-pocket expenses. During the year ended December 31, 2022, we incurred $0.1 million required to be reimbursed to the Former Adviser pursuant to the transition services agreement.
Policies Governing Related Person Transactions
In order to reduce or eliminate certain potential conflicts of interest, our charter and our advisory agreement contain restrictions and conflict resolution procedures relating to transactions we enter into with our Former Sponsor, our Former Advisor, our directors or their respective affiliates. The types of transactions covered by these policies include the compensation paid to our Former Advisor, decisions to renew our advisory agreement, acquisitions or leases of assets, mortgages and other types of loans and any other transaction in which our Former Sponsor, our Former Advisor or any of our directors have an interest, reimbursement of operating expenses in excess of the 2%/25% Guidelines, issuances of options and warrants to and repurchases of shares from our Former Advisor, Former Sponsor, directors or any of their affiliates. Under the restrictions, these transactions, if permitted, must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction.
In addition to the provisions in our charter restricting related party transactions, our Board has adopted the following conflicts of interest policy prohibiting us from entering into certain types of transactions with our directors or their affiliates in order to reduce the potential for conflicts inherent in transactions with affiliates. Pursuant to this policy, as required by our charter, we will not purchase investments from our directors or their affiliates without a determination by a majority of our Board (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the investment to our directors or their affiliates or, if the price to us is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable; provided that in no event shall the cost of such investment to us exceed its current appraised value. In addition, pursuant to our conflicts of interest policy, we will not borrow money from our directors or their affiliates unless a majority of our Board (including a majority of the independent directors) not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances. We will not loan money (except in the case of mortgages, which will be subject to the requirements of Section 9.4(c) of our charter) to our directors or any of their affiliates. Unless otherwise permitted in our charter, we will not engage in any other transaction with our directors or any of their affiliates unless a majority of our directors (including a majority of our independent directors) not otherwise interested in such transaction approve such transaction as fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. We will not amend these policies unless a majority of our Board (including a majority of our independent directors) approves the amendment following a determination that the amendment is in the best interests of our stockholders.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2024 ANNUAL MEETING
Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the proxy statement for the 2024 annual meeting of stockholders if they are received by us on or before December 23, 2023. Stockholder proposals must be directed to the Secretary, NorthStar Healthcare Income, Inc., at 16 East 34th Street, 18th Floor, New York, New York 10016. In order for a stockholder proposal submitted outside of Rule 14a-8 or a director nomination to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposal must be received by us within the timeframe for submission of stockholder proposals and director nominations under our current bylaws. In order for a proposal to be “timely” under our current bylaws, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act and director nominations must be submitted, in accordance with the requirements of our current bylaws, not later than 5:00 p.m., local time, on December 23, 2023 and not earlier than November 23, 2023; provided, however, in the event that the date of the 2024 annual meeting of stockholders is advanced or delayed by more than 30 days from June 20, 2024, a proposal by a stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the later of: (i) the 120th day prior to the date of such annual meeting; or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made.
In addition to the notice and information requirements contained in our bylaws, and consistent with the universal proxy rules, stockholders who, in connection with the 2024 annual meeting of stockholders, intend to solicit proxies in support of director nominees other than our Company’s nominees must provide written notice thereof to our Secretary at our principal executive offices that sets forth the information required by Rule 14a-19 no later than April 21, 2024 unless the date of the 2024 annual meeting of stockholders has changed by more than 30 calendar days from the anniversary date of the annual meeting, in which case such notice must be provided by the later of 60 calendar days prior to the date of the 2024 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting of stockholders is first made by our Company.

INCORPORATION BY REFERENCE
This proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

OTHER MATTERS
Our Board knows of no other matters that have been submitted for consideration at this annual meeting. If any other matters properly come before our stockholders at this annual meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their discretion.

APPENDIX A
FORM OF PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2023

PROXY VOTING INSTRUCTIONS

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 p.m. Eastern Time on June 19, 2023.

VOTE BY INTERNET **WWW.FCRVOTE.COM/NSHI**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 19, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

OR

VOTE BY TELEPHONE **1-866-402-3905**

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 19, 2023. Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: First Coast Results, Inc., P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. **Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.**

CONTROL NUMBER

If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.

NORTHSTAR HEALTHCARE INCOME, INC.

The Board of Directors recommends a vote "FOR ALL" nominees listed.

Proposal 1. Election of Directors

(01) Kendall K. Young (02) Jonathan A. Carnella (03) Gregory A. Samay (04) T. Andrew Smith

FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐

To withhold your vote for any individual nominee(s), mark "For All Except" box and write the number(s) of the nominees(s) you want to withhold your vote for on the line below.

____

The Board of Directors recommends a vote "FOR" Proposal 2 and 4 and "1 Year" on Proposal 3.

	FOR	AGAINST	ABSTAIN	
Proposal 2. Proposal to approve, on a non-binding, advisory basis, the compensation of named executive officers.	☐	☐	☐	
	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
Proposal 3. Proposal to approve, on a non-binding, advisory basis, the frequency of future advisory votes on the compensation of named executive officers.	☐	☐	☐	☐
	FOR	AGAINST	ABSTAIN	
Proposal 4. Ratification of the appointment of Grant Thornton LLP as Northstar Healthcare Income, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐	

Signature

Signature (Capacity)

Date

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by authorized officers, giving full title as such. If a partnership, please sign in partnership name by authorized person, giving full title as such.

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APPENDIX A
FORM OF PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2023

YOUR VOTE IS IMPORTANT.

PLEASE VOTE BY INTERNET OR TELEPHONE TO REGISTER YOUR VOTE PROMPTLY. INSTRUCTIONS ON REVERSE SIDE.

YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED NO LATER THAN 11:59 P.M. EASTERN TIME, JUNE 19, 2023, TO BE INCLUDED IN THE VOTING RESULTS.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

The Notice and Proxy Statement are available at www.fcrvote.com/NSHI

Continued and to be signed on the reverse side.

If submitting a proxy by mail, please sign and date the card on reverse and fold and detach card at perforation before mailing.

NORTHSTAR HEALTHCARE INCOME, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS

June 20, 2023, 10:00 a.m. Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kendall K. Young and Nicholas R. Balzo, and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of the common stock of NorthStar Healthcare Income, Inc. ("NorthStar Healthcare") owned by the undersigned at the Annual Meeting of Stockholders (the "Annual Meeting") to be held virtually at www.cesonlineservices.com/nhhs23_vm, on June 20, 2023 at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof.

This proxy is solicited on behalf of the Board of Directors of NorthStar Healthcare. Each matter to be voted on at the Annual Meeting has been proposed by the Board of Directors of NorthStar Healthcare. This proxy will be voted as specified by the undersigned. Except as otherwise expressly specified by the undersigned, a signed proxy will be voted FOR ALL of the director nominees listed in Proposal 1, FOR Proposals 2 and 4 and 1 YEAR on Proposal 3 and in the discretion of the proxy holder upon such other matters that may properly come before the meeting or any postponement or adjournment thereof. This proxy revokes any prior proxy given by the undersigned. The undersigned acknowledges receipt with this proxy of a copy of the accompanying proxy statement describing more fully the proposals set forth herein.

CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.

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